Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Witness Systems, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-33250, No. 333-107236, No. 333-67416, No. 333-122411, and No. 333-127397) on Form S-8 and in the registration statement (No. 333-122410) on Form S-3 of Witness Systems, Inc. of our reports dated March 16, 2006, except as to Note 2, which is as of February 7, 2007, with respect to the consolidated balance sheets of Witness Systems, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, and our report dated March 16, 2006, except as to paragraph 6 of Management’s Report on Internal Control over Financial Reporting (as restated) which is as of February 7, 2007, on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K/A of Witness Systems, Inc.

Our report dated March 16, 2006, except as to Note 2, which is as of February 7, 2007, indicates that the consolidated financial statements of Witness Systems, Inc. and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005 have been restated as discussed in Note 2.

Our report dated March 16, 2006, except as to paragraph 6 of Management’s Report on Internal Control over Financial Reporting (as restated) which is as of February 7, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that Witness Systems, Inc. did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses described in the sixth and seventh paragraphs of such report.

Atlanta, Georgia
February 7, 2007